                                                                    EXHIBIT 10.9


                           PACIFIC UNITED GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS


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ARTICLE I       PURPOSE AND TYPE OF OPTION  . . . . . . . . . . . . . . . . . . . . . .       1
                1.1       Purpose of Plan . . . . . . . . . . . . . . . . . . . . . . .       1
                1.2       Type of Option  . . . . . . . . . . . . . . . . . . . . . . .       1

ARTICLE II      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
                2.1       Account . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
                2.2       Base Compensation . . . . . . . . . . . . . . . . . . . . . .       1
                2.3       Board . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
                2.4       Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
                2.5       Common Stock  . . . . . . . . . . . . . . . . . . . . . . . .       1
                2.6       Company . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
                2.7       Continuous Employment . . . . . . . . . . . . . . . . . . . .       2
                2.8       Distribution  . . . . . . . . . . . . . . . . . . . . . . . .       2
                2.9       Distribution Date . . . . . . . . . . . . . . . . . . . . . .       2
                2.10      Employee  . . . . . . . . . . . . . . . . . . . . . . . . . .       2
                2.11      Eligible Employee . . . . . . . . . . . . . . . . . . . . . .       2
                2.12      Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . .       2
                2.13      Fair Market Value . . . . . . . . . . . . . . . . . . . . . .       2
                2.14      Insider . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                2.15      Option  . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                2.16      Option Period . . . . . . . . . . . . . . . . . . . . . . . .       3
                2.17      Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                2.18      Plan Administrator  . . . . . . . . . . . . . . . . . . . . .       3
                2.19      Participant . . . . . . . . . . . . . . . . . . . . . . . . .       3
                2.20      Stockholders  . . . . . . . . . . . . . . . . . . . . . . . .       3
                2.21      Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                2.22      Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . .       3

ARTICLE III     ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . . . . . . . . . .       4
                3.1       Eligibility . . . . . . . . . . . . . . . . . . . . . . . . .       4
                3.2       Payroll Withholding . . . . . . . . . . . . . . . . . . . . .       4
                3.3       Limitations . . . . . . . . . . . . . . . . . . . . . . . . .       5
                3.4       Granting of Options . . . . . . . . . . . . . . . . . . . . .       5
                3.5       Establishment of Accounts . . . . . . . . . . . . . . . . . .       6

ARTICLE IV      OPTIONS     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
                4.1       Termination of Options  . . . . . . . . . . . . . . . . . . .       6
                4.2       Exercise of Options . . . . . . . . . . . . . . . . . . . . .       7
                4.3       Non-Transferability of Options  . . . . . . . . . . . . . . .       8

ARTICLE V       COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
                5.1       Shares Subject to Plan  . . . . . . . . . . . . . . . . . . .       8
                5.2       Adjustment Upon Changes in Capitalization . . . . . . . . . .       8

ARTICLE VI      PLAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . .       8
                6.1       Administration by Board . . . . . . . . . . . . . . . . . . .       8
                6.2       Administration by Committee . . . . . . . . . . . . . . . . .       9





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
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                6.3       Indemnification of the Plan Administrator . . . . . . . . . .       9

ARTICLE VII     MISCELLANEOUS MATTERS . . . . . . . . . . . . . . . . . . . . . . . . .      10
                7.1       Uniform Rights and Privileges . . . . . . . . . . . . . . . .      10
                7.2       Rights as a Stockholder . . . . . . . . . . . . . . . . . . .      10
                7.3       Application of Proceeds . . . . . . . . . . . . . . . . . . .      10
                7.4       Holding Period  . . . . . . . . . . . . . . . . . . . . . . .      10
                7.5       Amendment and Termination . . . . . . . . . . . . . . . . . .      10
                7.6       Interpretation  . . . . . . . . . . . . . . . . . . . . . . .      11
                7.7       Stockholder Approval  . . . . . . . . . . . . . . . . . . . .      11
                7.8       No Right to Employment  . . . . . . . . . . . . . . . . . . .      11
                7.9       Governing Law . . . . . . . . . . . . . . . . . . . . . . . .      11

ARTICLE VIII    EFFECTIVE DATE AND TERM OF PLAN . . . . . . . . . . . . . . . . . . . .      12
                8.1       Effective Date  . . . . . . . . . . . . . . . . . . . . . . .      12
                8.2       Term of Plan  . . . . . . . . . . . . . . . . . . . . . . . .      12





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

                           PACIFIC UNITED GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


                                   ARTICLE I
                           PURPOSE AND TYPE OF OPTION

         1.1 Purpose of Plan. The purpose of the Plan is to provide employment incentives for, and to encourage stock ownership by, Employees of the Company in order to increase their proprietary interest in the success of the Company.

         1.2 Type of Option. The Options granted under the Plan are intended to qualify for favorable tax treatment under Code Section 421(a) pursuant to the terms of an employee stock purchase plan that satisfies the requirements of Code Section 423(b).

                                   ARTICLE II
                                  DEFINITIONS

         Whenever capitalized in the text, the following terms shall have the meanings set forth below.

         2.1 ACCOUNT. The account established pursuant to Section 3.5 hereof to hold a Participant's contributions to the Plan.

         2.2 BASE COMPENSATION. An Employee's annualized rate of compensation from the Company, as determined below.

                 (a) In the case of a salaried Employee, "Base Compensation" shall be determined with respect to the Employee's salary in effect at the commencement of the Option Period.

                 (b) In the case of an hourly Employee, "Base Compensation" shall be the Employee's hourly rate in effect at the commencement of the Option Period times the number of hours that the Employee is regularly scheduled to work.

                 (c) "Base Compensation" does not include bonuses, overtime, deferred compensation, or Company contributions to any Employee benefit plan.

         2.3     BOARD.  The Board of Directors of Pacific United Group, Inc.

         2.4     CODE.  The Internal Revenue Code of 1986, as amended.

         2.5 COMMON STOCK. The shares of the $.01 par value per share common stock of Pacific United Group, Inc.

         2.6 COMPANY. Pacific United Group, Inc., a Delaware corporation, as well as any Parent or Subsidiary corporations whose employees participate in the Plan with the consent of the Board.

         2.7 CONTINUOUS EMPLOYMENT. An Employee's employment by the Company without interruption. Employment shall not be considered interrupted because of:

                 (a) Transfers of employment between the Company and its Subsidiary or Parent corporations, or

                 (b)      Any leave of absence approved by the Company.

         2.8 DISTRIBUTION. The transaction whereby the Company, pursuant to the terms of the Plan of Distribution adopted by Presidential Mortgage Company, a California limited partnership (the "Partnership"), assumes the business operations of the Partnership, the Common Stock of the Company is listed for trading on the NASDAQ National Market System, and the Common Stock of the Company is distributed to the partners of the Partnership (the "Partners") in liquidation of the Partnership.

         2.9 DISTRIBUTION DATE. The date on which the Distribution is completed by distribution of the outstanding shares of the Common Stock of the Company to the Partners in liquidation of the Partnership.

         2.10 EMPLOYEE. Any person, including officers and directors, employed by the Company. This term shall not include directors unless they are employed by the Company in a position in addition to their duties as a director.

         2.11 ELIGIBLE EMPLOYEE. Any Employee who has satisfied the eligibility conditions of Section 3.1 below.

         2.12    EXCHANGE ACT.  The Securities Exchange Act of 1934, as amended.

         2.13 FAIR MARKET VALUE. For purposes of the Plan, the "fair market value" per share of Common Stock of the Company at any date shall be (a) if the Common Stock is listed on an established stock exchange or exchanges or the NASDAQ National Market System, the closing price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded or as reported by NASDAQ, or (b) if the Common Stock is not then listed on an exchange, the closing price per share on the last trading day immediately preceding such date reported by NASDAQ, or if sales are not reported by NASDAQ, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on the last trading day immediately preceding such date, or (c) if the Common Stock is not then listed on an exchange, the NASDAQ National Market System or quoted on NASDAQ, an amount determined in good faith by the Plan Administrator. Notwithstanding the foregoing, the "fair market value" per share of common stock subject to any Option that is granted under this Plan on the Distribution Date shall be the average of the closing prices per share of Common Stock of the Company, as quoted on the NASDAQ National Market System as reported in the Wall Street Journal for each of the 15 trading days beginning on the day following the Distribution Date, and if there is no closing price reported on the NASDAQ National Market System for the Common Stock of the Company for one or more trading days during such period, the determination shall be made using the earliest 15 days on which closing prices are reported for such stock beginning on the day following the Distribution Date.

         2.14 INSIDER. A Participant who is an officer, director or more than ten percent (10%) shareholder subject to the provisions of Section 16 of the Exchange Act.

         2.15    OPTION.  A stock option granted pursuant to the Plan.

         2.16 OPTION PERIOD. The period beginning on January 1 and ending on the following December 31. For the Option Period beginning in 1994, the Option Period shall begin on the Effective Date and end on December 31, 1994.

         2.17    PLAN.  The Pacific United Group, Inc. Employee Stock Purchase
Plan.

         2.18 PLAN ADMINISTRATOR. The Board or the Stock Option and Retirement Plans Committee designated pursuant to Section 6.2 hereof to administer, construe and interpret the terms of the Plan.

         2.19 PARTICIPANT. An Eligible Employee who has been granted an Option under the Plan.

         2.20    STOCKHOLDERS.  The holders of outstanding shares of the Common
Stock.

         2.21 PARENT. Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if at the time in question, each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.22 SUBSIDIARY. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if at the time in question, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.





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

                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

         3.1     ELIGIBILITY

                 (a)      All Employees of the Company:

                          (i)     Who have completed a period of Continuous
Employment of at least thirty (30) days prior to the date Options are granted under the Plan, and

                          (ii)    Whose customary employment exceeds twenty
(20) hours per week,

shall be eligible to participate in the Plan.

                 (b) No Employee may be granted an Option if the Employee would immediately thereafter own, directly or indirectly, five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or of a Parent or Subsidiary corporation.

                 (c) For purposes of Paragraph (b), an Employee's ownership interest shall be determined in accordance with the provisions of
Section 424(d) of the Code.

         3.2     PAYROLL WITHHOLDING

                 (a) Eligible Employees may enroll as Participants by executing, prior to the commencement of each Option Period, a form to be provided by the Plan Administrator on which they may designate:

                          (i) The portion of their Base Compensation, in any multiple of $5.00, to be deducted semi-monthly and contributed to their Accounts for the purchase of shares of Common Stock, and/or

                          (ii) The amount of funds, if any, which they will deposit at the beginning of the Option Period for the purchase of shares of Common Stock.

                 (b) Once chosen, the semi-monthly contribution for that Option Period cannot be decreased or increased without terminating the Option. However, pursuant to rules and procedures prescribed by the Plan Administrator, a Participant may make additional contributions to make up any contributions that the Participant failed to make while on a Company-approved unpaid leave of absence if the Participant returns to active employment and contributes those amounts before the end of the Option Period during which the leave of absence began.

         3.3     LIMITATIONS.

                 (a) The aggregate maximum dollar amount which may be designated by a Participant to be applied to the purchase of shares under the Plan may not exceed fifteen percent (15%) of his or her Base Compensation.

                 (b) Notwithstanding anything herein to the contrary, a Participant may not accrue a right to purchase shares of Common Stock at a rate that exceeds twenty-five thousand dollars ($25,000) per Option Period.

                          (i)     This limitation shall apply to the
         Participant's right to purchase Common Stock under the Plan and under all other employee stock purchase plans described in Section 423 of the Code that are maintained by the Company and its Subsidiary and Parent corporations.

                          (ii) This dollar limitation applies to the Fair Market Value of Common Stock (determined at the time the Option is granted) for the Option Period in which the Option is outstanding.

                          (iii) This limitation shall be applied in a manner consistent with the provisions of Section 423(b)(8) of the Code.

         3.4     GRANTING OF OPTIONS.

                 (a) Upon the Employee's completion and return of the enrollment form, the Plan Administrator will, at the commencement of the Option Period, grant an Option to allow the Participant to purchase the number of whole shares of Common Stock calculated by:

                          (i)     Multiplying the dollar amount of the
         semi-monthly deduction designated by a Participant by twenty- four
         (24),

                          (ii) Adding the resulting product to the amount of funds (if any) to be deposited by the Participant with the Plan at the beginning of the Option Period, and

                          (iii) Dividing this amount by the Fair Market Value of one share of Common Stock on the first day of the Option Period.

                 (b) The price at which each share covered by an Option may be purchased will in all instances be the lesser of:

                          (i) One hundred percent (100%) of the Fair Market Value of a share of Common Stock on the first day of the applicable Option Period, or

                          (ii) Ninety percent (90%) of the Fair Market Value of a share of Common Stock on the last day of that Option Period.

                 (c) Options shall be evidenced by an agreement between the Participant and the Company in a form approved by the Plan Administrator.

         3.5     ESTABLISHMENT OF ACCOUNTS.

                 (a) All amounts contributed by the Participant to the Plan (whether by means of payroll withholding or a lump sum advance contribution) will be deposited into a separate Account maintained for the Participant.

                          (i) All the Accounts will bear passbook interest rates.

                          (ii) The Plan Administrator shall prescribe the rules and procedures as it deems necessary or appropriate regarding the handling of Participant contributions and, in its sole discretion, may deposit such contributions in a passbook account maintained at an institution that is a Subsidiary of the Company.

                 (b) A Participant may not withdraw any portion of the funds accumulated in his or her Account without terminating his or her Option pursuant to Section 4.1 below.

                                   ARTICLE IV
                                    OPTIONS

         4.1     TERMINATION OF OPTIONS.

                 (a) An Option shall terminate upon the Participant's voluntary withdrawal from the Plan. A Participant may withdraw from the Plan at any time prior to the last day of the Option Period by submitting written notice to the Plan Administrator.

                 (b) If a Participant who is an Insider ceases participation in the Plan, he cannot recommence participation until the first day on which he is permitted to do so under the terms of Article III above, provided that date is at least six (6) months after the date on which he ceased participation in the Plan.

                 (c) An Option also shall terminate automatically if the Participant holding the Option ceases to be employed by the Company for any reason (including death, disability or retirement) prior to the last day of the Option Period.

                 (d) For purposes of Paragraph (c) above, a Participant's employment will not be considered to have been terminated by reason of a leave of absence taken in accordance with the Company's leave of absence policy, provided the leave of absence does not exceed five (5) months. If the leave of absence exceeds five (5) months, the Participant will be deemed to have ceased to be employed on the first day following the end of the five (5) month period.

                 (e) Upon any termination of an Option, all amounts held in the Participant's Account, including the interest earned thereon, shall be refunded to the Participant.

         4.2     EXERCISE OF OPTIONS.

                 (a) Unless terminated prior to the last day of the Option Period, Options granted at the commencement of an Option Period will be exercised automatically on the last day of that Option Period.

                 (b) As soon as practicable after the last day of the Option Period, a Participant shall receive a certificate for the whole number of shares of Common Stock purchased with the funds from the Participant's Account.

                 (c) If the amount in the Participant's Account on the date of purchase exceeds the total purchase price of the shares subject to the Option, the surplus shall be refunded to the Participant as soon as reasonably practicable after the end of the applicable Option Period.

                 (d) If at any time during an Option Period a Participant ceases receiving compensation from the Company without terminating employment (e.g., while on a Company-approved leave of absence), and, as a result, the amount in the Participant's Account at the end of the Option Period is insufficient to purchase all the shares covered by the Option granted to the Participant, as many whole shares as can be purchased out of the contributed funds will be acquired. The balance of the funds, if any, shall be refunded to the Participant.

                 (e) Except as provided in Section 3.2(b), payment for shares to be purchased at the termination of the Option Period may only be made from funds:

                          (i) Deposited at the beginning of an Option Period, and/or

                          (ii) Accumulated through payroll deductions made throughout the Option Period.

         4.3 NON-TRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will and the laws of descent and distribution. During the lifetime of the Participant, the Option may be exercised only by the Participant.

                                   ARTICLE V
                                  COMMON STOCK

         5.1     SHARES SUBJECT TO PLAN.

                 (a) The maximum number of shares of Common Stock which may be issued under the Plan is 50,000 shares, subject to adjustment in certain circumstances as provided in Section 5.2 below.

                 (b) If any outstanding Option is terminated for any reason, the shares allocable to the Option may again become subject to purchase under the Plan.

                 (c) The Common Stock issuable under the Plan may either be previously unissued Common Stock or may have been reacquired by the Company in the open market or otherwise.

                 (d) If at any time the number of shares for which Options are to be granted under the Plan pursuant to Participants' designation exceeds the number of shares then remaining available under the Plan, the Plan Administrator shall make pro rata adjustments to Participants' designations in a uniform manner. Written notice of any the adjustments shall be given to each affected Participant.

         5.2 ADJUSTMENT UPON CHANGES IN CAPITALIZATION. A proportionate adjustment shall be made by the Plan Administrator in the number, price, and kind of shares subject to outstanding Options if the outstanding shares of Common Stock are increased, decreased, or exchanged for different securities, through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividends, or similar capital adjustment.

                                   ARTICLE VI
                              PLAN ADMINISTRATION

         6.1 ADMINISTRATION BY BOARD. Subject to Section 6.2, the Plan Administrator shall be the Board during such periods of time as all members of the Board are both "disinterested persons" as defined in Rule 16b-3(c)(2)(i) promulgated by the Securities and Exchange Commission (a "disinterested person") and "outside directors" as defined in Prop. Treas. Regs. Section 1.162-27(e)(3). Anything to the contrary notwithstanding, the requirement that all members of the Board be disinterested persons and outside directors shall not apply for any period of time prior to the date the Company's Common Stock becomes registered pursuant to

Section 12 of the Securities Exchange Act of 1934, as amended. Subject to the provisions of the Plan, the Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, to determine the timing and manner of the grant of the Options, to determine the exercise price, the number of shares covered by and all of the terms of the Stock Options, to determine the duration and purpose of leaves of absence which may be granted to Stock Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

         6.2 ADMINISTRATION BY COMMITTEE. The Board may, in its sole discretion, delegate any or all of its duties as Plan Administrator and, subject to the provisions of Section 6.1 of the Plan, at any time the Board includes any person who is not a disinterested person and an outside director, the Board shall delegate all of its duties as Plan Administrator during such period of time to the Stock Option and Retirement Plans Committee (the "Committee") of not fewer than two (2) members of the Board, all of the members of which Committee shall be persons who, in the opinion of counsel to the Company, are disinterested persons and outside directors, to be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

         6.3 INDEMNIFICATION OF THE PLAN ADMINISTRATOR. To the extent permitted by law, the Certificate of Incorporation of the Company, the Bylaws of the Company and any indemnity agreements between the Company and its directors or employees, the Company shall indemnify each member of the Board and of the Plan Administrator, and any other employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan.





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


                                  ARTICLE VII
                             MISCELLANEOUS MATTERS

         7.1     UNIFORM RIGHTS AND PRIVILEGES.  Except for the limitations of
Section 3.3, the rights and privileges of all Participants under the Plan must be the same.

         7.2     RIGHTS AS A STOCKHOLDER.

                 (a) No person shall have any stockholder rights with respect to shares covered by an Option until a stock certificate for the shares is issued and delivered to the person.

                 (b) No adjustments will be made for cash dividends or other rights for which the record date is prior to the date of the exercise of the Option.

         7.3 APPLICATION OF PROCEEDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options shall be used for general corporate purposes.

         7.4 HOLDING PERIOD. Insiders acquiring Common Stock under the Plan must hold the stock for at least six (6) months after the last day of the Option Period prior to disposing of the stock.

         7.5     AMENDMENT AND TERMINATION.

                 (a) The Board may at any time alter, amend, suspend, or terminate the Plan with respect to any shares not already subject to Options.

                 (b) No amendment may be adopted without the approval of the Stockholders that would:

                          (i) Materially increase the benefits accruing to Participants in the Plan,

                          (ii) Increase the number of shares that may be issued under the Plan,

                          (iii) Materially modify the requirements as to eligibility for participation,

                          (iv)    Extend the term of the Plan,

                          (v)     Alter the option price formula, or

                          (vi)    Cause the Plan to fail to meet the
         requirements to qualify as an "employee stock purchase plan" under
         Section 423 of the Code.

         7.6     INTERPRETATION.

                 (a) If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan will be construed and enforced as if the provision had not been included in it.

                 (b) Unless the context clearly indicates otherwise, the masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

                 (c) Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section.

         7.7     STOCKHOLDER APPROVAL.

                 (a) No shares of Common Stock shall be issued under the Plan unless it shall have been approved by the stockholders of the Company within 12 months of the date of adoption. If the Plan is not approved by the Company's stockholders within that time period, the Plan and all Options issued under the Plan will terminate and all contributions will be refunded to the Participants together with any interest earned thereon.

                 (b) This approval by the Company's stockholders must relate to both:

                          (i) The aggregate number of shares to be granted under the Plan, and

                          (ii) The corporations whose employees may be Participants in the Plan.

         7.8 NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Option shall confer upon any Employee any right to continued employment, nor shall it interfere in any way with the right of the Company terminate the employment of any Employee at any time, with or without cause.

         7.9 GOVERNING LAW. The Plan and all actions taken under it shall be governed by and construed in accordance with the laws of the state of California.





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

                                  ARTICLE VIII
                        EFFECTIVE DATE AND TERM OF PLAN

         8.1 EFFECTIVE DATE. This Plan shall become effective on the date of adoption, subject to the approval of Stockholders of the Company within 12 months of the date of adoption and the completion of the Distribution. No options granted under the Plan will be effective until the Distribution Date.

         8.2 TERM OF PLAN. Unless sooner terminated by the Board in its sole discretion, the Plan will expire on December 31, 2005.

         IN WITNESS WHEREOF, Pacific United Group, Inc. has caused this instrument to be executed by its duly authorized officer.


                                       PACIFIC UNITED GROUP, INC.



                                       By:_____________________________
                                          Joel R. Schultz, President



                                       Date:___________________________





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